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Cane & Company, LLC                                   Telephone:  (702) 312-6255
                                                      Facsimile:  (702) 312-6249
Affiliated with ORT Law Corporation                   E-mail:  telelaw@msn.com
of Vancouver, British Columbia, Canada
                                                      2300 West Sahara Avenue
                                                      Suite 500  -  Box 18
                                                      Las Vegas, NV  89102

                                                      __________________________
Michael A. Cane*          Stephen F.X. O'Neill  **    Gary R. Henrie+
Leslie L. Kapusianyk**    Michael H. Taylor***        Preston R. Brewer++
                                                      Ronald R. Serota
                                                      Christine S. Beaman


March 6, 2002

RRUN Ventures Network, Inc.
62 W. 8th Avenue, 4th Floor
Vancouver, British Columbia, Canada  V5Y 1M7

Attention:  Ray A. Hawkins

Re:  RRUN Ventures Network, Inc., Registration Statement on Form  S-8

Ladies  and  Gentlemen:

We have acted as counsel for RRUN Ventures Network, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock issued through its Incentive Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, we are of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued option agreement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member



*Licensed Nevada, California, Washington and Hawaii State Bars; * Washington and
                             British Columbia Bars;
   ***Nevada and British Columbia Bars; +Utah Bar only;  ++California Bar only

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RRUN Ventures Network, Inc.
March 6, 2002
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member